UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report : June 19, 2003

Date of earliest event reported: June 4, 2003

Plains Exploration & Production Company

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31470 (Commission File Number)	33-0430755 (IRS Employer Identification No.)

500 Dallas Street, Suite 700

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 739-6700

Item 2.    Acquisition or Disposition of Assets.

On June 4, 2003, Plains Exploration & Production Company, or PXP, acquired 3TEC Energy Corporation, or 3TEC, pursuant to an Agreement and Plan of Merger dated February 2, 2003. In the transaction, each 3TEC common share was converted into 0.85 of a share of PXP common stock and $8.50 in cash. In connection with the merger, PXP paid cash consideration to common stockholders of approximately $152.4 million and issued 16.1 million PXP common shares. In addition, cash payments totaling $113.1 million were made to retire 3TEC outstanding debt, warrants and preferred stock. PXP financed the cash portion of the merger consideration with the proceeds from a private offering of $75 million in aggregate principal amount of senior subordinated unsecured notes issued in the same series as its Senior Subordinated Notes due 2012 and with borrowings under its $500.0 million senior revolving credit facility with JPMorgan Chase Bank serving as administrative agent. As a result of the merger, 3TEC became a subsidiary of PXP. PXP had 40.3 million outstanding common shares after closing. The transaction is being accounted for as a purchase of 3TEC by PXP.

Prior to the acquisition, 3TEC was engaged in the acquisition, development, production and exploration of oil and gas reserves, with properties concentrated in East Texas and the Gulf Coast region, both onshore and in the shallow waters of the Gulf of Mexico. As of December 31, 2002, 3TEC had estimated total net proved reserves of 49 MMBOE, of which approximately 87% were gas and approximately 81% were proved developed. 3TEC common stock was quoted on The NASDAQ National Market under the symbol “TTEN.”

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Financial Statements of the Business Acquired.

The following information is hereby incorporated by reference in this report:

1.    3TEC’s consolidated financial statements as of December 31, 2001 and 2002 and for each of the calendar years in the three year period ending December 31, 2002 and related notes on pages F-39 through F-63 in PXP’s Registration Statement on Form S-4 dated May 1, 2003 (File No. 333-103149), and the report of KPMG LLP, independent auditors, thereon included therein; and

2.    3TEC’s consolidated financial statements as of March 31, 2002 and 2003 and for each of the three month periods then ended and related notes contained in 3TEC’s Quarterly Report on Form 10-Q for the three months ended March 31, 2003 (File No. 001-14745).

(b)    Pro Forma Financial Information.

Plains Exploration & Production Company

Unaudited pro forma consolidated financial statements

The following unaudited pro forma consolidated statements of income for the three months ended March 31, 2003 and the year ended December 31, 2002 have been prepared based on the historical consolidated statements of income of Plains Exploration & Production Company, or Plains, and 3TEC Energy Corporation, or 3TEC, under the assumptions set forth in the accompanying footnotes. The unaudited pro forma consolidated balance sheet at March 31, 2003 has been prepared based on the historical consolidated balance sheet of Plains under the assumptions set forth in the accompanying footnotes. The reorganization, debt issuance and spin-off transactions described below are reflected in the historical consolidated balance sheet of Plains at March 31, 2003.

On July 3, 2002, as provided in the Separation Agreement, Plains Resources Inc., or Plains Resources, transferred to Plains (previously known as Stocker Resources L.P.) 100% of the capital stock of Arguello Inc., Plains Illinois, Inc., PMCT, Inc. and Plains Resources International Inc. and all amounts payable to it by Plains and its subsidiary companies. These transactions are referred to as the “reorganization.” As part of the reorganization, Plains was converted into a Delaware corporation on September 18, 2002. The effect of the reorganization is reflected in the Reorganization, Debt Issuance and Spin-off Adjustments in the unaudited pro forma consolidated statements of income for the year ended December 31, 2002.

On July 3, 2002 Plains issued $200.0 million of 8.75% senior subordinated notes due 2012, or the Initial Notes. Also on July 3, Plains entered into a $300.0 million revolving credit facility and made initial borrowings of $117.6 million. On July 3, Plains distributed the $195.3 million net proceeds from the Initial Notes and $116.7 million of the initial borrowings under the Plains credit facility to Plains Resources. The effect of these transactions is reflected in the Reorganization, Debt Issuance and Spin-off Adjustments in the unaudited pro forma consolidated statements of income for the year ended December 31, 2002.

On December 18, 2002 Plains Resources distributed all of the issued and outstanding shares of Plains common stock to the holders of Plains Resources common stock on the basis of one share of Plains common stock for every one share of Plains Resources common stock held as of the close of business on December 11, 2002 (the “spin-off”). Prior to the spin-off, Plains Resources made a $47.2 million cash capital contribution to Plains. In addition, prior to the spin-off Plains Resources transferred to Plains certain assets and Plains assumed certain liabilities of Plains Resources, primarily related to land, unproved oil and gas properties, office equipment and pension obligations. The effect of these transactions is reflected in the Reorganization, Debt Issuance and Spin-off Adjustments in the unaudited pro forma consolidated statement of income for the year ended December 31, 2002.

Historically, general and administrative expenses consist of Plains’ direct expenses plus amounts allocated from Plains Resources for various operational, financial, accounting and administrative services provided to Plains. Plains estimates that as a result of the reorganization and the spin-off, its annual general and administrative expenses will increase by approximately $4.1 million over the historical amount for the year ended December 31, 2002 reflecting the incremental costs of operating as a separate, publicly-held company.

On May 30, 2003 Plains issued, in a private offering, $75 million of 8.75% senior subordinated notes due 2012, or the New Notes, in the same series as the Initial Notes. Pro forma Offering Adjustments reflects the New Notes and the application of the estimated net proceeds.

On June 4, 2003 Plains acquired 3TEC pursuant to an Agreement and Plan of Merger dated February 2, 2003, or the merger. Under the terms of the agreement 3TEC stockholders received $8.50 in cash and 0.85 shares of Plains common stock for each share of 3TEC common stock. This transaction is being accounted for by Plains using the purchase method of accounting. The effect of this transaction is reflected in the Merger Adjustments in the unaudited pro forma consolidated financial statements.

Plains and a group of lenders have entered into a three-year, $500.0 million senior revolving credit facility with JPMorgan Chase Bank serving as administrative agent. The credit facility provides for a borrowing base of $402.5 million and Plains borrowed $240 million upon closing of the merger. Additionally, the credit facility contains a $50.0 million sub-limit on letters of credit. To secure borrowings, Plains pledged 100% of the shares of stock of its domestic subsidiaries and gave mortgages covering 80% of the total present value of its domestic oil and gas properties.

The unaudited pro forma consolidated statements of income for the three months ended March 31, 2003 and the year ended December 31, 2002 assume the Reorganization, Debt Issuance, Spin-off and Merger transactions and the New Notes Offering occurred on January 1, 2003 and 2002, respectively. The unaudited pro forma consolidated balance sheet at March 31, 2003 assumes the New Notes offering and merger transactions occurred on that date. Plains believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

The unaudited pro forma consolidated financial statements do not purport to represent what Plains’ results of operations would have been if such transactions had occurred on such dates. These unaudited pro forma consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of Plains Exploration & Production Company, the Consolidated Financial Statements of 3TEC Energy Corporation and Management’s Discussion and Analysis of Financial Condition and Results of Operations of such companies.

Plains Exploration & Production Company

Unaudited Pro Forma Condensed Consolidated Statement of Income

for the Three Months Ended March 31, 2003

(in thousands, except per share data)

	Plains Historical	Offering Adjustments		Plains Pro forma	3TEC Historical	Merger Adjustments		Plains Pro forma Adjusted

Revenues
Oil, gas and plant revenues	$51,531	$—		$51,531	$48,372	$(41	)(4)	$99,862
Gain (loss) on sale of properties		—		—	59	(59	)(9)	—
Gain (loss) on derivative fair value		—		—	583	(583	)(11)	—
Gain (loss) on derivative settlements		—		—	(14,993)	14,993	(11)	—
Other operating revenues	207	—		207	53	(53	)(11)	207

	51,738	—		51,738	34,074	14,257		100,069

Costs and expenses
Production expenses	21,013	—		21,013	7,996	—		29,009
Geological and geophysical	—	—		—	3,608	(3,608	)(9)	—
Dry hole and impairments	—	—		—	2,161	(2,161	)(9)	—
General and administrative	3,076			3,076	2,575	(266	)(9)	5,385
						(10,372	)(5)
						6,711	(6)
						(96	)(7)
Depreciation, depletion and amortization	7,723	19	(1)	7,742	10,634	250	(12)	14,869
Accretion of asset retirement obligation	582	—		582	84	—		666

	32,394	19		32,413	27,058	(9,542)		49,929

Income from Operations	19,344	(19)		19,325	7,016	23,799		50,140
Other Income (Expense):
						831	(7)
Interest expense	(4,856)	(1,445	)(2)	(6,301)	(831)	(665	)(8)	(6,966)
Derivative fair value gain (loss)	—	—		—		583	(11)	583
Derivative settlement gain (loss)	—	—		—		(14,993	)(11)	(14,993)
Merger costs	—	—		—	(894)	894	(10)
Interest and other income (expense)	33	—		33		53	(11)	86

Income Before Income Taxes and Cumulative Effect of Accounting Change	14,521	(1,464)		13,057	5,291	10,502		28,850
Income tax benefit (expense)	(5,918)	556	(3)	(5,362)	(2,064)	(4,114	)(13)	(11,540)

Income Before Cumulative Effect of Accounting Change	$8,603	$(908)		$7,695	$3,227	$6,388		$17,310

Earnings per share:
Basic	$0.36			$0.32				$0.43

Diluted	$0.35			$0.32				$0.43

Weighted average shares outstanding
Basic	24,015			24,015		16,070	(14)	40,085
Diluted	24,225			24,225		16,070	(14)	40,295

(footnotes on following page)

Offering Adjustments

(1)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the New Notes.

(2)	Reflects interest expense at a rate of 7.71% (net of premium on issuance) for the period on the 8.75% Notes issued in the New Notes offering, assuming that the New Notes were issued on January 1, 2003. A 1/8 of 1% change in the interest rate would result in a $24 thousand change in interest expense.

(3)	Reflects the income tax effect of the Offering Adjustments based on Plains’ historical effective income tax rate.

Merger Adjustments

(4)	Reflects the $0.20 per barrel marketing fee Plains pays to Plains All American Pipeline, L.P.

(5)	Reflects the reversal of 3TEC’s historical DD&A expense related to oil and gas properties.

(6)	Reflects the effect of the merger on DD&A expense on oil and gas properties under the full cost method.

(7)	Reflects the reversal of 3TEC’s amortization of deferred debt issue costs and interest expense with respect to 3TEC’s debt that will be retired in the merger.

(8)	Reflects interest expense for the period on $216.7 million of debt incurred in connection with the acquisition net of $0.9 million of capitalized interest. Interest expense is based on an estimated borrowing rate under Plains’ senior revolving credit facility (3.0%). Capitalized interest is based on the $62.8 million of purchase price allocated to oil and gas properties not subject to amortization and Plains’ effective average interest rate (6.0% based on pro forma debt). A 1/8 of 1% change in the interest rate would result in a $0.1 million change in interest expense.

(9)	Reflects the reversal of certain 3TEC’s income items that are charged or credited to income under the successful efforts method of accounting that are capitalized under the full cost method of accounting.

(10)	Reflects the reversal of 3TEC expenses related to the merger.

(11)	Reflects the reclassification of certain 3TEC revenue and expense items to conform to the Plains presentation.

(12)	Reflects amortization of estimated debt issue cost for the period, on a straight-line basis that approximates the interest method over the life of the agreement.

(13)	Reflects the adjustment of income tax expense to a post-merger effective rate of 40.0%.

(14)	Reflects common shares issued in the merger.

Plains Exploration & Production Company

Unaudited Pro Forma Condensed Consolidated Statement of Income

for the Year Ended December 31, 2002

(in thousands, except per share data)

	Plains Historical	Reorganization, Debt Issuance and Spin-Off Adjustments		Plains Pro forma	Offering Adjustments		Plains Pro forma (Offering)	3TEC Historical	Merger Adjustments		Plains Pro forma Adjusted

Revenues
Oil, gas and plant revenues	$188,337	$—		$188,337	$—		$188,337	$103,064	$(166	)(11)	$291,235
Gain (loss) on sale of properties	—	—		—	—		—	(159)	159	(17)	—
Gain (loss) on derivative fair value	—	—		—	—		—	(6,632)	6,632	(18)	—
Gain (loss) on derivative settlements	—	—		—	—		—	(5,644)	5,644	(18)	—
									(189	)(17)
Other operating revenues	226			226	—		226	473	(284	)(18)	226

	188,563	—		188,563	—		188,563	91,102	11,796		291,461

Costs and expenses
Production expenses	78,451	—		78,451	—		78,451	25,326	188	(18)	103,965
Geological and geophysical	—	—		—	—		—	2,683	(2,683	)(17)	—
Dry hole and impairments	—	—		—	—		—	8,918	(8,918	)(17)	—
Surrendered and expired acreage	—	—		—	—		—	860	(860	)(17)	—
									(816	)(17)
General and administrative (7)	15,186	—		15,186	—		15,186	9,970	310	(18)	24,650
									(36,002	)(12)
									26,320	(13)
Depreciation, depletion and		(451	)(2)						(599	)(14)
amortization	30,359	966	(3)	30,874	76	(8)	30,950	37,357	1,000	(16)	59,026

	123,996	515		124,511	76		124,587	85,114	(22,060)		187,641

Income from Operations	64,567	(515)		64,052	(76)		63,976	5,988	33,856		103,820
Other Income (Expense)
Expenses of terminated public equity offering	(2,395)	—		(2,395)	—		(2,395)	—	—		(2,395)
		9,732	(1)
		9,536	(2)
		(20,497	)(4)						3,962	(14)
Interest expense	(19,377)	1,841	(5)	(18,765)	(5,779	)(9)	(24,544)	(3,962)	(2,657	)(15)	(27,201)
Derivative fair value gain (loss)	—	—		—				—	(6,632	)(18)	(6,632)
Derivative settlement gain (loss)	—	—		—				—	(5,644	)(18)	(5,644)
Interest and other income									132	(17)
(expense)	174	—		174	—		174	(629)	782	(18)	459

Income Before Income Taxes	42,969	97		43,066	(5,855)		37,211	1,397	23,799	(18)	62,407
Income tax benefit (expense)	(16,732)	(38	)(6)	(16,770)	2,342	(10)	(14,428)	(45)	(10,490	)(19)	(24,963)

Net Income (21)	$26,237	$59		$26,296	$(3,513)		$22,783	$1,352	$13,309		$37,444

Earnings Per Share (21)
Basic	$1.08			$1.09			$0.94				$0.93

Diluted	$1.08			$1.09			$0.94				$0.93

Weighted Average Shares Outstanding
Basic	24,193			24,193			24,193		16,070	(20)	40,263
Diluted	24,201			24,201			24,201		16,070	(20)	40,271

(footnotes on following page)

Reorganization, Debt Issuance and Spin-off Adjustments

Reorganization

(1)	Reflects the reversal of historical interest expense related to amounts payable to Plains Resources since such amounts payable were contributed to Plains under the terms of the Separation Agreement.

Debt Issuance

(2)	Reflects the reversal of historical amortization of debt issue costs and interest expense.

(3)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the 8.75% Notes and Plains credit facility.

(4)	Reflects interest expense for the period on the 8.75% Notes ($17.7 million) and the Plains credit facility ($5.2 million). Interest expense with respect to the 8.75% Notes includes $0.2 million of amortization of original issue discount. Interest expense with respect to the Plains credit facility is computed based on Plains’ average borrowing rate under the terms of the agreement (3.0%). A 1/8 of 1% change in the interest rate with respect to the Plains credit facility would result in a $0.1 million change in interest expense. Pro forma amount reflects interest expense after capitalization of $2.4 million.

Spin-off

(5)	Reflects the reversal of interest expense for the period on debt retired in December 2002 using the proceeds from $47.2 million of capital contributions by Plains Resources. Interest expense is based on Plains’ average borrowing rate under the Plains credit facility (3.0%). A 1/8 of 1% change in the interest rate would result in less than a $0.1 million change in interest expense.

Income Taxes

(6)	Reflects the income tax effect of (i) the Reorganization Adjustments ($3.8 million expense); (ii) the Debt Issuance Adjustments ($4.5 million benefit); and (iii) the Spin-off Adjustments ($0.7 million expense) based on Plains’ historical effective income tax rate.

Stock Appreciation Rights

(7)	When the spin-off occurred, Plains employees holding options to acquire Plains Resources common stock received an equal number of stock appreciation rights, or SARs, with respect to Plains common stock. The exercise price of the SARs is based on the relationship between the price of Plains Resources common stock and Plains common stock at the time of the spin-off. With respect to the SARs that were in-the-money at the time of the spin-off, Plains recognized an initial accounting charge of $2.7 million in December 2002 as compensation expense equal to the aggregate in-the-money value of the SARs deemed vested at that time. In addition, Plains recognized a $1.0 million accounting charge to reflect the movement in its common stock price and the vesting deemed to have occurred from the spin-off date to December 31, 2002.

SARs are subject to variable accounting treatment. As a result, at the end of each quarter, Plains will compare the closing price of Plains common stock to the exercise price of each SAR. To the extent the closing price exceeds the exercise price of each SAR that is vested or for accounting purposes is deemed vested during the incremental period, Plains will recognize such excess as an accounting charge to the extent such excess had not been recognized in previous quarters. If such excess is less than the extent to which accounting charges had been recognized in previous quarters, Plains will recognize the difference as income in the quarter. These quarterly charges and income will make Plains’ results of operations depend, in part on fluctuations in the price of Plains common stock and could have a material adverse effect on Plains’ results of operations.

Offering Adjustments

(8)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the New Notes.

(9)	Reflects interest expense at a rate of 7.71% (net of premium) for the period on the 8.75% Notes issued in the New Notes offering, assuming that the New Notes were issued on January 1, 2002. A 1/8 of 1% change in the interest rate would result in a $98 thousand change in interest expense.

(10)	Reflects the income tax effect of the Offering Adjustments based on Plains’ historical effective income tax rate.

Merger Adjustments

(11)	Reflects the $0.20 per barrel marketing fee Plains pays to Plains All American Pipeline, L.P.

(12)	Reflects the reversal of 3TEC’s historical DD&A expense related to oil and gas properties.

(13)	Reflects the effect of the merger on DD&A expense on oil and gas properties under the full cost method.

(14)	Reflects reversal of 3TEC’s amortization of deferred debt issue costs and interest expense with respect to 3TEC’s debt that will be retired in the merger.

(15)	Reflects interest expense for the period on $216.7 million of debt incurred in connection with the acquisition net of $3.7 million of capitalized interest. Interest expense is based on estimated borrowing rate under Plains’ senior revolving credit facility (3.0%). Capitalized interest is based on the $62.8 million of purchase price allocated to oil and gas properties not subject to amortization and Plains’ effective average interest rate (6.0% based on pro forma debt). A 1/8 of 1% change in the interest rate would result in a $0.3 million change in interest expense.

(16)	Reflects amortization of estimated debt issue cost for the period, on a straight-line basis that approximates the interest method over the life of the agreement.

(17)	Reflects the reversal of certain 3TEC income items that are charged or credited to income under the successful efforts method of accounting that are capitalized under the full cost method of accounting.

(18)	Reflects the reclassification of certain 3TEC revenue and expense items to conform to the Plains presentation.

(19)	Reflects the adjustment of income tax expense to a post-merger effective rate of 40.0%.

(20)	Reflects common shares issued in the merger.

Asset Retirement Obligations

(21)	Effective January 1, 2003, Plains and 3TEC adopted Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”). If SFAS 143 had been applied effective January 1, 2002, Plains’ pro forma adjusted net income and diluted earnings per share would have been $38.2 million and $0.95, respectively.

Plains Exploration & Production Company

Unaudited Pro Forma Condensed Consolidated Balance Sheet

at March 31, 2003

(in thousands of dollars)

	Plains Historical	Offering Adjustments(1)	Plains Pro forma	Merger Adjustments(2)	Plains Pro forma Adjusted

ASSETS
Current Assets
		$79,875		$(79,375)
Cash and cash equivalents	$1,002	(500)	$80,377	1,846	$2,848
Accounts receivable—Plains All America Pipeline, L.P.	25,722	—	25,722	—	25,722
Other accounts receivable	3,545	—	3,545	25,386	28,931
Commodity hedging contracts	1,623	—	1,623	—	1,623
Inventories	5,993	—	5,993	—	5,993
Other current assets	1,133	—	1,133	3,004	4,137

	39,018	79,375	118,393	(49,139)	69,254

Property and Equipment, at cost
Oil and gas properties—full cost method
Subject to amortization	661,769	—	661,769	302,151	963,920
Not subject to amortization	30,779	—	30,779	62,773	93,552
Other property and equipment	2,286	—	2,286	2,269	4,555

	694,834	—	694,834	367,193	1,062,027
Allowance for depreciation, depletion and amortization	(145,174)	—	(145,174)	—	(145,174)

	549,660	—	549,660	367,193	916,853

Goodwill	—	—	—	140,003	140,003

Other assets	19,047	688	19,735	638	20,373

	$607,725	$80,063	$687,788	$458,695	$1,146,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$62,782	$—	$62,782	$19,990	$82,772
Commodity hedging contracts	24,012	—	24,012	2,968	26,980
Current maturities on long-term debt	511	—	511	—	511

	87,305	—	87,305	22,958	110,263

Long-Term Debt	229,919	80,063	309,982	216,681	526,663

Asset Retirement Obligation	26,240	—	26,240	4,835	31,075

Other Long-Term Liabilities	9,464	—	9,464	—	9,464

Deferred Income Taxes	61,932	—	61,932	62,035	123,967

Stockholders’ Equity
Stockholders’ equity	208,351	—	208,351	152,186	360,537
Accumulated other comprehensive income (loss)	(15,486)	—	(15,486)	—	(15,486)

	192,865	—	192,865	152,186	345,051

	$607,725	$80,063	$687,788	$458,695	$1,146,483

(footnotes on following page)

Offering Adjustments

(1)	Reflects the New Notes offering and the application of the net proceeds.

Merger Adjustments

(2)	Reflects the estimated pro forma allocation of the purchase price using the purchase method of accounting. The following is a calculation and allocation of the purchase price to assets acquired and liabilities assumed based on their relative fair value (in thousands, except as noted):

Calculation of Estimated Purchase Price:

Number of shares to be issued	16,070
Average Plains common stock price per share	$9.47

Fair Value of common stock to be issued	$152,186

Cash to 3TEC stockholders	175,455
3TEC debt outstanding at March 31, 2003	106,000
Deferred tax liability related to the merger	62,035
Estimated merger costs	17,788

Estimated purchase price	$513,464

Allocation of Estimated Purchase Price:

Current assets	$30,236
Oil and gas properties and equipment
Subject to amortization	302,151
Not subject to amortization (a)	62,773
Other properties and equipment	2,269
Goodwill	140,003
Other assets	3,825
Current liabilities	(22,958)
Asset retirement obligation	(4,835)

Estimated purchase price	$513,464

The cash portion of the purchase price of $299.2 million was partially funded by the net proceeds of $79.4 million from the New Notes Offering.

(a)	In the process of allocating the purchase price, Plains reviewed 3TEC’s exploration opportunities targeting probable and possible reserves. Based on its assessment of the 3TEC exploration opportunities, Plains’ internal staff assigned 11.8 MMBOE of probable and possible reserves with estimated future net revenues of $151 million (undiscounted) to the properties acquired in the merger. Probable and possible reserves have a much higher risk profile than proved undeveloped reserves and thus the range of ultimate results can vary widely. Based on this assessment, $62.8 million of the estimated purchase price has been allocated to properties not subject to amortization.

The majority of the probable and possible reserves are located in untested fault blocks in a productive basin that has 3D seismic interpretive data showing hydrocarbon potential. Hydrocarbon indicators do not eliminate prospect risk as non-commercial breached traps and residual hydrocarbon saturations also have positive indicators.

Reserves for these prospects will only become proved if commercial wells are drilled into these unproved fault blocks.

The number of Plains shares to be issued is based on 16.9 million shares of 3TEC common stock outstanding plus the conversion on a cashless basis of outstanding options to purchase 3TEC common stock and outstanding warrants to purchase 3TEC common stock of $3.00 per share. The average Plains common stock price is based on the average closing prices of Plains common stock during the five business day period commencing two business days before the merger was announced.

Effective as of January 1, 2003, 3TEC adopted SFAS 143 which requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset. The adoption of SFAS 143 resulted in the recognition of a liability for asset retirement obligations of approximately $5.1 million. In connection with the merger and under the purchase method of accounting, Plains assumed the asset retirement obligation and will record the fair value of the obligation as of the date of the acquisition. The effect of recording the obligation will result in an increase to oil and natural gas properties subject to amortization and other long-term liabilities.

The significant factors which contribute to the recognition of goodwill, include but are not limited to, providing a presence in East Texas and the Gulf Coast regions that can be used to pursue other opportunities in these core operating areas, improve financial flexibility with more efficient access to lower cost capital and higher returns from synergies in having a broader and more diversified reserve base and the ability to acquire an established business with an assembled workforce. In addition, additional goodwill has been recorded due to the application of purchase accounting rules which require that deferred taxes be recorded at undiscounted amounts.

The cash to 3TEC stockholders is based on $8.50 per share to be paid with respect to 16.9 million shares of 3TEC common stock outstanding plus the converted options to purchase 3TEC common stock and warrants to purchase 3TEC common stock for $3.00 per share. 3TEC preferred stockholders will receive $24.00 per share, plus accrued and unpaid dividends, for each of the 0.6 million preferred shares outstanding.

The cash to pay the 3TEC stockholders and retire the 3TEC debt was funded by Plains’ new credit facility and the proceeds from the New Notes.

The purchase price allocation is subject to changes in the fair value of 3TEC’s working capital and other assets and liabilities on the effective date and the actual merger costs incurred.

Plains Exploration & Production Company

Pro Forma Reserve Data

	Plains	3TEC	Plains Pro forma Adjusted

Estimated Quantities of Oil & Gas Reserves at December 31, 2002
Proved Reserves
Oil (MBbl)	240,161	6,208	246,369
Gas (MMcf)	77,154	259,026	336,180
Proved Developed Reserves
Oil (MBbl)	127,415	5,546	132,961
Gas (MMcf)	53,317	205,301	258,618
Standardized Measure of Discounted Future Net Cash Flows at December 31, 2002 (in thousands)
Future cash inflows	$6,819,645	$1,285,657	$8,105,302
Future development costs	(431,841)	(53,127)	(484,968)
Future production expense	(2,528,065)	(284,860)	(2,812,925)
Future income tax expense	(1,446,528)	(277,372)	(1,723,900)

Future net cash flows	2,413,211	670,298	3,083,509
Discounted at 10% per year	(1,529,704)	(320,858)	(1,850,562)

Standardized measure of discounted future net cash flows	$883,507	$349,440	$1,232,947

(c)    Exhibits

2.1	Agreement and Plan of Merger, by and among PXP, PXP Gulf Coast Inc. and 3TEC, dated February 2, 2003, and incorporated herein by reference to PXP’s Current Report on Form 8-K, Exhibit 10.1, filed on February 3, 2003.

23.1	Consent of KPMG LLP.

99.1	Press release dated June 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plains Exploration & Production Company

/s/ Stephen A. Thorington
Stephen A. Thorington Executive Vice President and Chief Financial Officer

Dated: June 19, 2003

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among PXP, PXP Gulf Coast Inc. and 3TEC, dated February 2, 2003, and incorporated herein by reference to PXP’s Current Report on Form 8-K, Exhibit 10.1, filed on February 3, 2003.

23.1	Consent of KPMG LLP.

99.1	Press release dated June 4, 2003.